CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Proficient Alpha Acquisition Corp. (the “Company”) on Form 10-Q for the quarterly period ended December 31, 2019, as filed with the Securities and Exchange Commission (the “Report”), I, Kin Sze, Chief Executive Officer, President and Secretary of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: February 5, 2020	By:	/s/ Kin Sze
Kin Sze
Chief Executive Officer (Principal Executive Officer)

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